EXHIBIT 4.2
                                                                        No. WE-

                                 WARRANTS TO PURCHASE
                           COMMON STOCK OF FIBERCHEM, INC.


                            Issuance on _________ __, 1998
                 Void after 5:00 p.m. Denver Time, ________ __, 2003

     THIS CERTIFIES THAT, for value received, _______ or registered assigns (the "Holder") is the registered holder of warrants (the "Warrants") to purchase from FiberChem, Inc., a Delaware corporation (the "Company"), at any time or from time to time beginning on _________ __, 1999 and until 5:00 p.m., Denver time, on _________ __, 2003 (the "Expiration Date"), subject to the conditions set forth herein, at an exercise price per share equal $.22, subject to adjustment as set forth herein (the "Exercise Price"), up to an aggregate of [.] ([.]) fully paid and non-assessable shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company (the "Shares") upon surrender of this certificate (the "Certificate") and payment of the Exercise Price multiplied by the number of Shares being purchased to the principal office of Corporate Stock Transfer, Inc., the transfer agent for the Company's warrants and Common Stock, or any successor transfer agent thereto (the "Warrant Agent") at its principal office at 370 17th Street, Republic Plaza, Suite 2350, Denver, Colorado 80202.

     1.   EXERCISE OF WARRANTS.

          (a) Subject to compliance with all of the conditions set forth herein, the Holder shall have the right to purchase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate, together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Warrant Agent of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then exercised.

          (b) No Warrant may be exercised after 5:00 p.m., Denver time, on the Expiration Date, after which time all Warrants evidenced hereby shall be void, unless exercised prior thereto.

          (c) Payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are exercised shall be made in cash, by wire transfer of immediately available funds or by certified check or banker's draft payable to the order of the Company, or any combination of the foregoing.

          (d) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part, but not as to fractional Shares. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing the number of unexercised Warrants.

          (e) Upon surrender of this Certificate to the Warrant Agent at its principal office and upon payment to the Warrant Agent, at its principal office, of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then exercised, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a share certificate or share certificates for the number of whole Shares purchased upon the exercise of the Warrants. Such share certificate or share certificates representing the Shares shall be free of any restrictive legend. The Company shall ensure that no "stop transfer" or similar instruction or order with respect to the Shares purchased upon exercise of the Warrants shall be in effect at the Warrant Agent or any successor transfer agent for the Common Stock of the Company.

     2. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon exercise of any Warrant or Warrants. In lieu of any fractional share of Common Stock which would otherwise be issuable upon exercise of any Warrant or Warrants, the Company, at the time the Shares are delivered, shall pay, or cause to be paid through the Warrant Agent, a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current Market Price per share of the Common Stock at the close of business on the date of exercise (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day). The term "Market Price" shall mean, on any Trading Day with respect to the per share price of Common Stock, the last reported sales price or in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted on
(a) the Nasdaq National Market, the last reported sale price on any Trading Day, or if no such reported sale occurs on such Trading Day, the average of the high and low bid prices on such Trading Day, or (b) the Nasdaq SmallCap Markets, the average of the high and low bid prices on such Trading Day, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Markets, the average of the high and low bid prices in the Over-The-Counter Electronic Bulletin Board ("OTCBB") market as furnished by any National Association of Securities Dealers, Inc. member firm that is selected from time to time by the Company for that purpose. The term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     3. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder.

     4.   TRANSFER OF WARRANTS.

          (a) The Warrants shall be transferable only on the books of the Company maintained at the Warrant Agent's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee, which may be provided by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange. Upon any registration of transfer, the Company shall cause to be delivered a new warrant certificate or warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

     5. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES; LOSS OR MUTILATION OF WARRANT CERTIFICATES.

          (a) This Certificate is exchangeable without expense, upon the surrender hereof by the Holder at the principal office of the Warrant Agent, for a new warrant certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender.

          (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft or destruction, of indemnity and security reasonably satisfactory to it and to the Warrant Agent, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new warrant certificate of like tenor, in lieu thereof.

     6.   EXERCISE PRICE; ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

          (a) INITIAL EXERCISE PRICE. The Warrants are exercisable at the Exercise Price per Share, subject to adjustment from time to time as provided herein.

          (b) ADJUSTMENTS; COMPUTATION OF ADJUSTED PRICE. Subject to the exceptions referred to in PARAGRAPH (f) below, in the event that the Company shall at any time after the initial issuance date of the Warrants represented by this Certificate issue or sell any shares of Common Stock (other than the issuance or sale of Common Stock referred to in PARAGRAPH (f) below), excluding shares of Common Stock held in the Company's treasury, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to a price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (A) the product of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by (y) the Exercise Price in effect immediately prior to such issuance or sale, plus,
(B) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; PROVIDED, HOWEVER, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of readjustments provided for in PARAGRAPH (c) below or a combination of outstanding shares of Common Stock provided for in PARAGRAPH (d) below.

     For the purposes of any computation to be made in accordance with this PARAGRAPH (b), the following provisions shall be applicable:

               (i) In case of the issuance or sale of shares of Common Stock, any Convertible Securities, and rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

               (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, or on the exercise of options, rights or warrants or on the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

               (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

               (iv) The reclassification of securities of the Company (other than shares of Common Stock into securities including shares of Common Stock) shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in SUBPARAGRAPH (ii) above.

               (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.


          (c) OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to PARAGRAPH (i), in the event that the Company shall at any time after the initial issuance date of the Warrants represented by this Certificate issue any options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than the issuance or exercise of options, rights, warrants or preferred stock referred to in PARAGRAPH (f) below), (i) for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights, or warrants, or such convertible or exchangeable securities, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of PARAGRAPH (b) above; PROVIDED, HOWEVER, that:

               (i)  The aggregate maximum number of shares of

Common Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants are issued, and for a consideration equal to the minimum purchase price per share of Common Stock provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock), if any, received by the Company for such options, rights or warrants, and if no minimum price is provided in such options, rights or warrants, then the consideration shall be equal to zero; PROVIDED, HOWEVER, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this SUBPARAGRAPH (i) (and for the purposes of SUB-PARAGRAPH (v) OF PARAGRAPH (b) above) shall be reduced by such number of shares of Common Stock as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares of Common Stock shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares of Common Stock actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

               (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; PROVIDED, HOWEVER, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this SUBPARAGRAPH (ii) (and for the purpose of SUBPARAGRAPH (v) OF PARAGRAPH (b) above) shall be reduced by such number of shares of Common Stock as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares of Common Stock actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

               (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in SUBPARAGRAPH
     (i) above, or in the price per share at which the securities referred to in SUBPARAGRAPH (ii) above are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

               (iv) When an adjustment has been made in the Exercise Price pursuant to this PARAGRAPH (c) in respect of the issuance of any options, rights or warrants to subscribe for shares of Common Stock or the issuance of any securities convertible into or exchangeable for shares of Common Stock, no additional adjustment in the Exercise Price shall be made pursuant to PARAGRAPH (b) above upon the issuance of shares of Common Stock upon the exercise of such options, rights or warrants or upon the conversion or exchange of such securities.

          (d) SUBDIVISION AND COMBINATION. In the event that the Company shall at any time after the initial issuance date of the Warrants and before the exercise or Expiration of all the Warrants subdivide or combine the outstanding shares of Common Stock or declare a dividend consisting solely of shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          (e) ADJUSTMENT FOR RECLASSIFICATION, CONSOLIDATION, MERGER, SALE OR CONVEYANCE. In the event of any reclassification or change of the outstanding shares of Common Stock into different securities (other than a change in the number of outstanding shares or a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the event of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock into different securities, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holder shall thereafter have the right to convert into and to purchase the kind and respective number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Shares underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Shares issuable upon exercise of the Warrants and (y) the Exercise Price, both as in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance.

          (f) NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

               (i) upon (A) the issuance of options or warrants to any employee, executive, officer, director, agent, advisor or consultant pursuant to any existing benefit, incentive, stock option or profit sharing plan of the Company or (B) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options or warrants; or

               (ii) upon the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options, warrants or the conversion of preferred stock previously issued and outstanding or authorized on the initial issuance date of the Warrants represented by this Certificate; or

               (iii)    upon the sale or exercise of the Warrants; or

               (iv) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

               (v) upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or Convertible Securities issued or sold after the close of business on the date of the original issuance of the Units (i) for which an adjustment in the Purchase Price then in effect was theretofore made or required to be made, upon the issuance or sale thereof, or (ii) for which such an adjustment would have been required had the exercise or purchase price of such rights, warrants or options at the time of the issuance or sale thereof or the rate of conversion or exchange of such Convertible Securities, at the time of the sale of such Convertible Securities, or the issuance or sale of rights or warrants to subscribe for or purchase, or options for the purchase of, such Convertible Securities, been the price or rate as changed, in which case the provisions of Sections (b)(i) hereof shall be applicable if, but only if, the exercise or purchase price thereof, as changed, or the rate of conversion or exchange thereof, as changed, if any, consists solely of cash or requires the payment of additional consideration, if any, consisting solely of cash and the Company did not receive any consideration other than cash, if any, in connection with such change).

               (vi) if the amount of said adjustment shall be less than two cents ($0.02) per Share; PROVIDED, HOWEVER, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($0.02) per Share.

          (g) DIVIDENDS AND OTHER DISTRIBUTION WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or preferred stock, or a cash dividend or distribution payable out of current or retained earnings or a dividend consisting solely of preferred stock paid only to preferred stockholders) or otherwise distribute to its stockholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this PARAGRAPH (g).

          (h) SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK OR OTHER SECURITIES. If the Company shall at any time after the initial issuance date of the Warrants represented by this Certificate and prior to the exercise or expiration of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company to all the stockholders of the Company, the Holder of the unexercised Warrants shall be entitled, in addition to the Shares receivable upon the exercise of the Warrants, to receive such rights on a pro rata basis at the time such rights are distributed to the other stockholders of the Company.

          (i) STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, the warrant certificates representing the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the warrant certificate representing the Warrants initially issuable.

     7.   NOTICE OF CERTAIN CORPORATE ACTION.

     In the event:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require an Exercise Price adjustment pursuant to paragraph (g) of Section 6; or

          (b) the Company shall offer to all holders of its Common Stock any additional shares of capital stock or securities convertible into or exchangeable for shares of capital stock of the Company; or

          (c) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options); or

          (d) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (e) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (f) the Company or FCI Environmental Inc. shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer); then the Company shall cause to be mailed to the Warrant Agent and all registered holders of Warrants at their last addresses as they shall appear in the records of the Warrant Agent at least 20 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

     8.   RESERVATION AND LISTING OF SECURITIES.

          (a) The Company covenants and agrees that at all times during the period the Warrants are exercisable, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon exercise of the Warrants.

          (b) The Company covenants and agrees that, upon exercise of the Warrants in accordance with their terms and payment of the Exercise Price therefor, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any stockholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

          (c) As long as the Warrants shall be outstanding, the Company shall use its reasonable efforts to cause all Shares issuable upon exercise of the Warrants to be quoted by or listed on any national securities exchange or other securities listing service on which the shares of Common Stock of the Company are then listed.

     9. PROVISIONS IN CASE OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In the event that the Company shall be a party to any transaction (including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of this Warrant shall have the right thereafter to receive upon exercise of this Warrant only the kind of common stock receivable upon such transaction by a holder of Common Stock (at an adjusted Exercise Price equal to (a) the Exercise Price determined pursuant to Section 6 as though all such securities, cash or property (other than common stock) had been distributed in a dividend covered by paragraph (g) of Section 6 with an "ex" date on the date of such transaction divided by (b) the number of shares (or fraction thereof) of common stock receivable upon such transaction in respect of each share of Common Stock) and thereafter this Warrant shall represent a Warrant of the person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company's shares, as the case may be, and entitle the registered holder to purchase the common stock of such person at an exercixe price and on such other terms as are provided herein, subject to this Agreement. Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in

Section 6 hereof. The above provisions of this Section 9 shall similarly apply to successive transactions of the foregoing type.

     10. REDEMPTION.

     At the option of the Company, if for any period of 30 consecutive days the Market Price for each Trading Day during such period shall have been at least 200% of the Exercise Price, the Company, by notice to all of the registered holders of the Warrants may, at any time after __________ __, 199[8], redeem all the Warrants at a price of $.05 per Warrant (the "Redemption Price"). In such case, the Company shall, within five (5) business days after such 30-day period, deliver to the registered holders a notice of redemption and provide notice by publication as provided in the paragraph below, each of which notices will set forth a date by which registered holders of Notes are required to surrender such Warrants for redemption.
After such date, the rights of the holder to exercise Warrants will terminate and the only rights of a registered holder of a Warrant will be to receive the Redemption price.

     Any notice which is given in the manner herein provided shall be conclusively presumed to be given and any defect in such notice to the registered holder of any Warrant designated for required redemption shall not affect the validity of the proceedings for the required redemption of any other Warrant.

     11. SURVIVAL. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

     12. REMEDIES. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     13. REGISTERED HOLDER. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     14. NOTICES. All notices and other communications from the Company to the Holder of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two (2) business days after sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Warrant Agent maintained at the Warrant Agent's principal office or to such other address as the Holder may have specified to the Warrant Agent in writing.

     15. HEADINGS. The headings contained herein are for convenience of reference only and are not part of this Certificate.

     16. GOVERNING LAW. This Certificate shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by, and construed in accordance with, the laws of said state, without regard to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by its duly authorized officers under its corporate seal.

Dated:  ________     , 1998             FIBERCHEM, INC.

                                        By:
                                           ---------------------------------
                                        Geoffrey F. Hewitt
                                        President and Chief Executive
                                          Officer




Attest:


-----------------------------
Melvin W. Pelley
Secretary

                                   FIBERCHEM, INC.

                             FORM OF ELECTION TO PURCHASE
                       (To be executed by the registered Holder
                     if such Holder desires to exercise Warrants)

     The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase, _______________ Shares hereunder, and herewith tenders in payment for such Shares cash, a wire transfer, a certified check or a banker's draft payable to the order of FiberChem, Inc. in the amount of _____________________, all in accordance with the terms hereof. The undersigned requests that a share certificate for such Shares be registered in the name of and delivered to:


------------------------------------------------------------------------------
(Please Print Name and Address)

------------------------------------------------------------------------------


------------------------------------------------------------------------------

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant Holder or his Assignee as below indicated and delivered to the address stated below.

DATED:
      ------------------------------------------------------

Name of Warrant Holder:
                        ------------------------------------
(Please Print)

Address:
        ----------------------------------------------------

------------------------------------------------------------
Signature:
          --------------------------------------------------

Note: The above signature must correspond in all respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever, unless the Warrants represented by this Warrant Certificate have been assigned.

                                   FIBERCHEM, INC.

                                  FORM OF ASSIGNMENT

               (To be executed by the registered Holder if such Holder
                     desires to transfer the Warrant Certificate)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

---------------------------------------------------------------------
                (Please Print Name and Address of Transferee)

---------------------------------------------------------------------

---------------------------------------------------------------------

Warrants to purchase up to ______________ Shares represented by this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________, Attorney, to transfer such Warrants on the books of the Company, with full power of substitution in the premises. The undersigned requests that if said number of Shares shall not be all of the Shares purchaseable under this Warrant Certificate that a new Warrant Certificate for the balance remaining of the Shares purchaseable under this Warrant Certificate be registered in the name of the undersigned Warrant Holder and delivered to the registered address of said Warrant Holder.

DATED:

Name of registered Holder:
                          ---------------------------------------

Address:
           -------------------------------------

           -------------------------------------

           -------------------------------------

Signature of
registered Holder:
                  ----------------------------------------

Note: The above signature must correspond in all respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever. The above signature of the registered Holder must be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.

Signature Guaranteed:


---------------------------
   Authorized Officer


---------------------------
   Name of Institution